EXHIBIT 23.3







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     We consent to the incorporation by reference in the Registration Statement of CPAC, Inc. on Form S-8 to be filed by CPAC, Inc. in connection with its 1996 Nonemployee Directors Stock Option Plan of our report dated May 29, 1998, on our audits of the consolidated financial statements and the financial statement schedule of CPAC, Inc. and Subsidiaries as of March 31, 1998, and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



                                          /s/ PricewaterhouseCoopers LLP
                                          ------------------------------------
                                          PRICEWATERHOUSECOOPERS LLP


Rochester, New York
November 24, 1998







                                      -7-